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                                                                   Exhibit 10.11

                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

                    AMENDED AND RESTATED MANAGEMENT AGREEMENT
(this "Agreement"), dated as of May , 1999, by and among (i) Ardshiel, Inc., a Delaware corporation ("Ardshiel"), (ii) D and W Holdings, Inc., a Delaware corporation ("Holdings"), (iii) Atrium Corporation, a Delaware corporation ("Atrium"), and (iv) Atrium Companies, Inc., a Delaware corporation ("ACI" and, together with Holdings and Atrium, the "Companies").

                                    RECITALS:

              WHEREAS, the parties wish to amend and restate the Management Agreement dated as of October 2, 1998; and

              WHEREAS, the parties wish to provide for management advisory services and, as and when any of the Companies requires, investment advisory services to be rendered by Ardshiel to Holdings and its subsidiaries.

              NOW THEREFORE, in consideration of the mutual premises, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

              1. SERVICES. Each of the Companies hereby engages Ardshiel to provide to it and its subsidiaries advice with respect to business strategy, operations and budgeting and financial controls.

              2. ANNUAL MANAGEMENT FEE. Ardshiel hereby accepts the engagement described in Section 1 hereof. For the above management advisory services, the Companies shall pay Ardshiel a fee (the "Management Fee") of $1.9 million dollars per annum, payable monthly in arrears.

              3. RIGHT OF FIRST REFUSAL. Before entering into any transaction that involves engaging a financial advisor to perform services in connection with the sale or purchase of a business or entity or any financing, the Companies and their subsidiaries shall, unless engaging Ardshiel to perform such services would result in a conflict of interest or would otherwise be adverse to the interests of Holdings or any of its subsidiaries in the reasonable exercise of the business judgment of Holdings' Board of Directors, offer to Ardshiel the opportunity to perform such services and Ardshiel shall have five (5) business days within which to accept the Companies' offer. Ardshiel shall charge any of the Companies or any of their subsidiaries (as applicable) a fee for such services (a "Closing Fee"), payable only upon the consummation of such sale or purchase, which fee shall not be greater than 2% of the total purchase or sale price for



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such business or entity, provided that Ardshiel will not include in the Closing
Fee any charges for services that are included in the annual fee set forth in
Section 2 hereof. The consent of GE Investment Private Placement Partners II, a Limited Partnership ("GEIPPPII") shall be required prior to the payment by any of the Companies or any of their subsidiaries of any Closing Fee where any of the Companies or any of their respective subsidiaries is paying similar fees to other entities for similar services described in this Agreement. GEIPPPII shall be a third party beneficiary of the agreement made in the preceding sentence.

              4. TERM. The term of Ardshiel's engagement hereunder and the right of first refusal stated in Section 3 hereof shall commence as of October 2, 1998 and shall continue thereafter for a period of ten (10) years through and including October 2, 2008; provided, that the right of first refusal stated in
Section 3 hereof shall terminate upon Ardshiel and its affiliates ceasing to be affiliates of all the Companies; provided, further, that, unless Ardshiel and its affiliates maintain control of the majority of the Board of Directors of Holdings under the Stockholders Agreement among the Company and certain of its stockholders dated as of October 2, 1998, the right to receive the Management Fee shall terminate; provided, further, that the Management Fee shall cease to be payable when GEIPPPII ceases to hold at least 10% of the voting securities of Holdings (on a fully diluted basis). This Agreement shall terminate upon (i) the sale (including by way of sale of all of the capital stock or a merger) by Holdings of Atrium and its subsidiaries in their entirety or all or substantially all of the assets of Atrium and its subsidiaries, (ii) the termination of the Investment Agreement, dated as of June 24, 1997 by and between GE Investment Management Incorporated and Ardshiel (as amended, amended and restated or otherwise modified in accordance with the terms thereof) pursuant to Section 6.14(b) thereof, or (iii) Ardshiel and all its affiliates ceasing to be direct or indirect stockholders of all the Companies. This Agreement shall be automatically renewed for additional one-year periods unless either party gives the other written notice to the contrary at least thirty (30) days before the end of the term or any extended term of this Agreement. The Management Fee shall be prorated in connection with any termination or expiration of this Agreement. Closing Fees shall be payable to Ardshiel for any transactions for which Ardshiel is engaged that are commenced during the term of this Agreement, notwithstanding that any such transactions may close after the termination or expiration of this Agreement.

              5. REIMBURSEMENT FOR EXPENSES. The Companies and their subsidiaries shall reimburse Ardshiel for its reasonable out-of-pocket expenses, including, but not limited to, reasonable fees and expenses of counsel (the "Management Expenses"), incurred during the period of its engagement under this Agreement with respect to any services rendered or to be rendered by Ardshiel

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pursuant to Section 1 hereof. The Management Expenses shall be paid by the
Companies and their subsidiaries when billed by Ardshiel and shall be in addition to the Management Fee. In addition, the Companies and their subsidiaries shall reimburse Ardshiel for its reasonable out-of-pocket expenses, including, but not limited to, reasonable fees and expenses of counsel (the "Transaction Expenses"), incurred during the period of its engagement under this Agreement with respect to any services rendered or to be rendered by Ardshiel pursuant to Section 3 hereof. The Transaction Expenses shall be paid by the Companies and their subsidiaries when billed by Ardshiel and shall be in addition to any Closing Fees.

              6. INDEMNITY. Each of the Companies agrees to, and shall cause its subsidiaries to, indemnify and hold harmless Ardshiel and its affiliates and their respective officers, directors, employees, stockholders, representatives and agents from and against any claims, damages, losses, liabilities, costs and expenses, including, without limitation, any settlement costs and reasonable legal expenses incurred in connection with investigating or defending any actions or threatened actions ("Losses") related to or arising out of this engagement or Ardshiel's connection therewith; provided, however, that none of the Companies nor any of its subsidiaries shall be responsible for any Losses to the extent that such Losses result primarily from actions taken or omitted to be taken by Ardshiel or such other indemnified person due to Ardshiel's or such other indemnified person's gross negligence or willful misconduct or that such Losses arise primarily out of or are based primarily upon any material untrue statement or omission made (i) in any document or writing in reliance upon and in conformity with written information furnished to any of the Companies or any of its subsidiaries by Ardshiel or such other indemnified person for use in such document or writing, or (ii) in any document created by Ardshiel in connection with the engagement and used by Ardshiel without the prior approval of Holdings or any of its subsidiaries.

              If any action or proceeding (including any governmental investigation) shall be brought or asserted against either Ardshiel or any other indemnified person in respect of which indemnity shall be sought from any of the Companies or any of their subsidiaries, Ardshiel or any such other indemnified person, as the case may be, shall promptly notify the Company or subsidiary from which indemnification is sought in writing, and such Company and/or subsidiary shall assume the defense thereof, employ counsel reasonably satisfactory to Ardshiel and pay all fees and disbursements of such counsel and all other expenses related to such action or proceeding. Ardshiel or any such other indemnified person shall have the right to employ separate counsel in any such action or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of Ardshiel or such other indemnified person and not at the expense of any of the Companies or any of their subsidiaries unless (i) such Company or subsidiary has agreed to pay such fees and expenses, (ii)

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such Company or subsidiary shall have failed promptly to assume the defense of such action or proceeding or employ counsel satisfactory to Ardshiel in any such action or proceeding, or (iii) Ardshiel's counsel shall determine that there is or could reasonably be expected to be a conflict of interest by reason of having common counsel in any action or proceeding, in which case, if Ardshiel or such other indemnified person notifies such Company or subsidiary in writing that it elects to employ separate counsel at the expense of such Company or subsidiary, such Company or subsidiary shall not have the right to assume the defense of such action or proceeding on behalf of Ardshiel or any such other indemnified person, it being understood, however, that none of the Companies nor any of their subsidiaries shall, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for Ardshiel or any such other indemnified person, which firms shall be designated in writing by Ardshiel. None of the Companies nor any of their subsidiaries shall be liable for any settlement of any such action or proceeding effected without the written consent of such Company or subsidiary of the Company from which indemnification is sought, which consent shall not be reasonably withheld, but if such action or proceeding is settled with the written consent of any of the Companies or any subsidiary from which indemnification is sought or if there is a judgment for the plaintiff in any such action or proceeding, such Company and such subsidiaries agree to indemnify and hold harmless Ardshiel and any such other indemnified person from and against any Losses (to the extent stated above) by reason of such settlement or judgment.

              If for any reason the indemnification provided for herein is unavailable to any indemnified party under the first paragraph of this Section 6 in respect of any Losses referred to therein or if such indemnification shall be insufficient to hold such indemnified party harmless from all such Losses, then the Companies and their subsidiaries, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Companies and their subsidiaries on the one hand and Ardshiel on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Companies and their subsidiaries on the one hand and of Ardshiel on the other as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of this Section 6, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. This Section 6 shall survive the termination or expiration of this Agreement.

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              7. CLOSING FEE. The Companies shall pay to Ardshiel (i) a closing fee of $1.275 million upon the closing of the acquisition of Heat, Inc., a Delaware corporation (the "Heat Acquisition"), (ii) a closing fee of $52,500 upon the closing of the acquisition of Champagne Industries, Inc. (the "Champagne Acquisition"), and (iii) all out-of-pocket fees and expenses incurred by Ardshiel and its affiliates in connection with the Heat Acquisition, the Champagne Acquisition and the related transactions.

              8. NON-DISCLOSURE. Except (a) as may be necessary to enforce any rights hereunder or relating hereto or (b) for delivery of this Agreement to the arrangers, agents and lenders party to that certain Credit Agreement (the "Credit Agreement") dated October 2, 1998 by and among Holdings, ACI, certain lenders party thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, as lead arranger, syndication agent and documentation agent, and BankBoston, N.A., as administrative agent, the advice provided under this Agreements shall not be disclosed to any party (other than officers, directors, employees, stockholders, representatives and agents of the Companies on a need-to-know basis), except with the express written consent of Ardshiel (which consent shall not be unreasonably withheld), unless required by law or legal process.

              9. NO INCONSISTENT AGREEMENTS; ASSIGNMENT. Ardshiel shall not provide or enter into any agreement to provide advisory services to the Companies other than consistent with the terms hereof. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party without the prior written consent of all other parties hereto; provided that Ardshiel may assign its rights, interests and obligations hereunder to any of its affiliates who are reasonably capable of performing Ardshiel's duties hereunder.

              10. SUBORDINATION. Anything in this Agreement to the contrary notwithstanding, any amount hereunder that the Companies are not permitted to pay on a current cash basis to Ardshiel pursuant to the terms of the Credit Agreement (the "Accruing Portion") shall accrue hereunder on a subordinated basis to all Obligations (as defined in the Credit Agreement) under the Credit Agreement, including, without limitation, under Atrium's guarantee of the Obligations under the Credit Agreement, (such Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as "SENIOR INDEBTEDNESS"). The payment of such subordinated

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amounts shall be subject to the following provisions:

              (a) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to it or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other windings up of ACI or Atrium, whether or not involving insolvency or bankruptcy, then (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness before Ardshiel is entitled to receive (whether directly or indirectly), or make any demands for, the Accruing Portion and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness, any Accruing Portion to which Ardshiel would otherwise be entitled (other than debt securities of Atrium and ACI that are subordinated, to at lease the same extent as payments under this Agreement, to the payment of all Senior Indebtedness then outstanding (such securities being hereinafter referred to as "RESTRUCTURED DEBT SECURITIES")) shall be made to the holders of Senior Indebtedness.

              (b) If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), under this Agreement shall (despite these subordination provisions) be received by Ardshiel in violation of clause (i) before all Senior Indebtedness shall have been paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (or their representatives), ratably according to the respective aggregate amounts remaining unpaid thereon, to the extent necessary to pay all Senior Indebtedness in full in cash.

              To the full extent permitted by law, no present or future holder or Senior Indebtedness shall be prejudiced in its right to enforce the subordination provisions of this Agreement by any act or failure to act on the part of Atrium or ACI or by any act or failure to act on the part of such holder or any trustee or agent for such holder. Ardshiel, Atrium and ACI hereby agree that the foregoing subordination provisions of this Agreement are for the benefit of the Creditors (as such term is defined in the Credit Agreement) and the Administrative Agent (as defined in the Credit Agreement) may, on behalf of the Creditors, proceed to enforce the subordination provisions herein.

              Nothing contained in the subordination provisions set forth above is intended to or will impair, as among the Atrium, ACI and Ardshiel, the obligations of Atrium and ACI, which are absolute and unconditional, to pay to Ardshiel all payments due under this Agreement as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of Ardshiel and other creditors of

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Atrium and ACI other than the holders of Senior Indebtedness.

              11. MISCELLANEOUS.

              (a) FURTHER ASSURANCES. Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

              (b) TERMINATION OF MANAGEMENT AGREEMENTS WITH CERTAIN SUBSIDIARIES OF THE COMPANIES; ENTIRE AGREEMENT; AMENDMENT; WAIVER. The parties hereto acknowledge and agree that the Management and Investment Banking Agreements entered into by and between (i) Ardshiel and Wing Industries Holdings, Inc. and
(ii) Ardshiel and Door Holdings, Inc. are hereby terminated and of no further force and effect.

              This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, supersedes all prior and contemporaneous agreements and understandings, if any, with respect thereto, may not be amended or supplemented except by an instrument or counterparts thereof in writing signed by a duly authorized representative of the parties hereto and may not be discharged except by such written instrument or by performance. No waiver of any term or provision of this Agreement shall be effective unless in writing signed by the parties hereto and such waiver shall not be effective as to any other provision of this Agreement.

              (c) BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties hereto and, subject to the terms and provisions hereof, their respective successors and permitted assigns.

              (d) INVALIDITY OF PROVISION. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

              (e) COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which taken together shall be deemed one and the same instrument.

              (f) HEADINGS. The descriptive headings of the several

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sections of this Agreement are inserted for convenience only and do not constitute part of this Agreement.

              (g) THIRD-PARTY BENEFICIARY. Except as otherwise expressly set forth herein, no individual or entity shall be a third-party beneficiary of the representations, warranties, covenants and agreements made by any party hereto.

              (h) GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York without regard to the principles of conflict of laws. The parties agree to submit to the personal and exclusive jurisdiction of the state and federal courts serving New York, New York with respect to the enforcement or interpretation of this Agreement or the parties' obligations hereunder. Each party hereto irrevocably waives, to the full extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section shall affect the right of any party hereto to serve legal process in any manner permitted by law.

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              IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the date first written above.


                                   ARDSHIEL, INC.


                                   By:    /s/ DENNIS McCORMICK
                                      ------------------------------------------
                                      Name:   Dennis McCormick
                                      Title:  Senior Managing Partner



                                   D AND W HOLDINGS, INC.


                                   By:    /s/ JEFF L. HULL
                                      ------------------------------------------
                                      Name:   Jeff L. Hull
                                      Title:  Executive Vice President
                                              Chief Financial Officer
                                              Treasurer, Secretary



                                   ATRIUM CORPORATION


                                   By:    /s/ JEFF L. HULL
                                      ------------------------------------------
                                      Name:   Jeff L. Hull
                                      Title:  Executive Vice President
                                              Chief Financial Officer
                                              Treasurer and Secretary



                                   ATRIUM COMPANIES, INC.

                                   By:    /s/ JEFF L. HULL
                                      ------------------------------------------
                                      Name:   Jeff L. Hull
                                      Title:  Executive Vice President
                                              Chief Financial Officer
                                              Treasurer and Secretary


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